CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Cardero Resource Corp.

We consent to the inclusion in this annual report on Form 40-F and the incorporation by reference in the registration statement on Form S-8 (No. 333-151385) of Cardero Resource Corp. (the “Company”) of:

  our Report of Independent Registered Public Accounting Firm dated January 22, 2010, on the consolidated balance sheets of the Company as at October 31, 2009 and 2008 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the years ended October 31, 2009, 2008 and 2007;
  our Comments by Auditors for US Readers on Canada-US reporting differences, dated January 22, 2010; and
  our Report of Independent Registered Public Accounting Firm dated January 22, 2010, on the Company’s internal control over financial reporting as of October 31, 2009;

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended October 31, 2009.

(signed) Smythe Ratcliffe LLP

Smythe Ratcliffe LLP

Chartered Accountants

Vancouver, British Columbia, Canada

January 29, 2010